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                             KING & ISAACSON, P.C.
                           4 Triad Center, Suite 825
                           Salt Lake City, UT  84180
                                 (801) 532-1700



                                    CONSENT
                                    -------



     The undersigned hereby consents to the use of its name under the heading "Legal Matters" in the Registration Statement and related prospectus of Medical Device Technologies, Inc., file no. 33-32727.



                                    /s/ King & Isaacson, P.C.
                                    ----------------------------------
                                    King & Isaacson, P.C.

Salt Lake City, Utah
May 7, 1996